Calculation of Filing Fee Tables
S-8
PNC FINANCIAL SERVICES GROUP, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Other	Deferred Compensation Obligations	Other	150,000,000		$ 150,000,000.00	0.0001381	$ 20,715.00
2	Other	Deferred Compensation Obligations	Other	5,500,000		$ 5,500,000.00	0.0001381	$ 759.55
Total Offering Amounts:						$ 155,500,000.00		$ 21,474.55
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,474.55
Offering Note
[1]	The Deferred Compensation Obligations are unsecured general obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan (the "DCIP"). The total amount of Deferred Compensation Obligations being registered represents the sum of (i) the currently outstanding deferred compensation obligations under the DCIP and (ii) an estimate of the amount of compensation that may be deferred by participants pursuant to the terms of the DCIP. In accordance with Rule 457(h) under the Securities Act of 1933, the registration fee has been calculated based on the total amount of deferred compensation that may be payable under the DCIP.

[2]	The Deferred Compensation Obligations are unsecured general obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of The PNC Financial Services Group, Inc. Directors Deferred Compensation Plan (the "Director Plan"). The total amount of Deferred Compensation Obligations being registered represents the sum of (i) the currently outstanding deferred compensation obligations under the Director Plan and (ii) an estimate of the amount of compensation that may be deferred by participants pursuant to the terms of the Director Plan. In accordance with Rule 457(h) under the Securities Act of 1933, the registration fee has been calculated based on the total amount of deferred compensation that may be payable under the Director Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A